Exhibit 24.1


                              POWER OF ATTORNEY

  The person whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints such agent for service as attorney in fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.



/s/ Wayne C. Drinkwater
Wayne C. Drinkwater
Controller
(Principal Accounting Officer)